Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on this Schedule 13D, dated April 15, 2005 (the “Schedule 13D”), with respect to the Common Stock, par value $.001 per share, of BioMarin Pharmaceutical Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to this Schedule 13D. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 15th day of April 2005.

OrbiMed Advisors LLC

By:	/s/ SAMUEL D. ISALY
Name:	Samuel D. Isaly
Title:	Managing Partner

OrbiMed Capital LLC

By:	/s/ SAMUEL D. ISALY
Name:	Samuel D. Isaly
Title:	Managing Partner

By:	/s/ SAMUEL D. ISALY
Name:	Samuel D. Isaly

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